Exhibit 8.3
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
                                                                                Mourant [logo]
                                                                                Mourant du Feu & Jeune
Granite Mortgages 03-3 plc
c/o Fifth Floor                                                                 4 Royal Mint Court
100 Wood Street                                                                 London
London                                                                          EC3N 4HJ
EC2V 7EX
                                                                                T+44 (0)20 7073 7861
16 September 2003                                                               F+44 (0)20 7073 7874
                                                                                www.mourant.com

Our ref:  1630944\0961\OMEAI\InFin\220343\1                                     Mourant du Feu & Jeune
                                                                                Legal Services

                                                                                Mourant Equity
Dear Sirs                                                                       Compensation Solutions

                                                                                Mourant International
GRANITE FINANCE FUNDING LIMITED                                                 Finance Administration
GRANITE FINANCE TRUSTEES LIMITED
REGISTRATION STATEMENT ON FORM S-11                                             Mourant Private
                                                                                Wealth Management

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We have acted as special Jersey tax counsel for Granite Finance Funding Limited, a company incorporated under the laws of Jersey (FUNDING) and Granite Finance Trustees Limited, a company incorporated under the laws of Jersey (the MORTGAGES TRUSTEE, and with Funding, the REGISTRANTS and each a REGISTRANT), in connection
with  the  preparation  of  the   registration   statement  on  Form  S-11  (the
REGISTRATION STATEMENT) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the ACT), on 30 July 2003 relating to the issue by Granite Mortgages 03-3 plc (the ISSUER) of certain notes (the NOTES). The Notes will be issued pursuant to a trust deed (the TRUST DEED) between The Bank of New York (the NOTE TRUSTEE) and the Issuer.

     We have advised the Registrants with respect to certain Jersey tax consequences of the proposed issuance of the Notes. This advice is summarized under the headings "SUMMARY OF THE NOTES - JERSEY (CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS" in the Prospectus relating to the Notes. We confirm and adopt as our opinion the opinions set forth in the Prospectus under the captions "SUMMARY OF THE NOTES - JERSEY
(CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS". The statements concerning Jersey tax consequences contained in the Registration Statement do not purport to discuss all possible Jersey tax ramifications of the proposed issuance of the Notes and are limited to the matters expressly referred to in those statements.

     We hereby  consent  to the  filing  of this  letter  as an  exhibit  to the
Registration Statement and to a reference to this firm (as counsel to the Registrants) under the headings "SUMMARY OF NOTES - JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS", "MATERIAL JERSEY (CHANNEL ISLANDS) TAX STATUS" and "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


Mourant du Feu & Jeune London is an English partnership of Jersey lawyers Mourant du Feu & Jeune Jersey: PO Box 87, 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands



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Granite Mortgages 03-3 plc
16 September 2003

Our ref:  1630944\0961\OMEAI\InFin\220343\1



We do not express any opinion as to any laws of any jurisdiction other than the laws of Jersey (Channel Islands) as such laws are applied by the courts of Jersey as at the date of this letter.

Yours faithfully


/s/ MOURANT DU FEU & JEUNE



Mourant du Feu & Jeune